UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8 - K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) December 30, 2005


                        QUANTITATIVE METHODS CORPORATION
          (Name of small business issuer as specified in its charter)


            NEVADA                     33-55254-42              87-0485310
(State or other jurisdiction    (Commission File Number)      (IRS Employer
        of incorporation)                                  Identification No.)


                      7575 Trans Canada Highway, Suite 500
                           St-Laurent (Quebec) Canada
                                    H4T 1V6
            (Address of principal executive offices and postal code)


                                 (514) 745-5212
             (Registrants's telephone number, including area code)


Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the QTTM under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 9c))



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Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01       Changes in Registrant's Certifying Accountant.

(a) On or about January 1, 2006, Smith & Company, the principal accountant for Quantitative Methods Corporation (the "Company") changed its accounting practice from a corporation to a professional limited liability company named Child, Van Wagoner & Bradshaw, PLLC. As this is viewed as a separate legal entity, the Company terminated its accounting arrangement with Smith & Company as principal accountant and engaged Child, Van Wagoner & Bradshaw, PLLC, as the Company's principal accountants for the Company's fiscal year ending March 31, 2006 and the interim periods for 2006. The decision to change principal accountants was approved by the Audit Committee of the Company's Board of Directors and subsequently approved by the Board of Directors.

        None of the reports of Smith & Company, on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the fiscal year ended December 31, 2004 did contain a going concern paragraph.

        There were no disagreements between the Company and Smith & Company, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Smith & Company, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Smith & Company has not advised the Registrant that:

1) internal controls necessary to develop reliable financial statements did not exist; or

2) information has come to the attention of Smith & Company which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

3) the scope of the audit should be expanded significantly, or information has come to the attention of Smith & Company that they have concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended March 31, 2006.

(b) On or about January 2, 2006 the Registrant engaged Child, Van Wagoner & Bradshaw, PLLC as its principal accountant to audit the Registrant's financial statements as successor to Smith & Company. During the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted with the entity of Child, Van Wagoner & Bradshaw, PLLC regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, nor did the entity of Child, Van Wagoner & Bradshaw, PLLC provide advice to the Registrant, either written or oral, that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue.

        Further, during the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted the entity of Child, Van Wagoner & Bradshaw, PLLC on any matter that was the subject of a disagreement or a reportable event.


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

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2005, the Board of Directors of Quantitative Methods Corporation determined to change the Company's fiscal year end from December 31 to March 31.

        As previously reported, on Form 8-K filed on September 1, 2005, with the Securities and Exchange Commission, the Company entered into a Share Exchange Agreement with Roadvision Technologies Inc., a privately owned Canadin company ("RTI") and the Shareholders of Roadvision Technologies Inc. ("RTI Selling Shareholders"), pursuant to which the parties agreed, and the Company acquired all of the issued and outstanding Class A common shares of RTI in exchange for the issuance in the aggregate of 7,250,000 of the Company's shares of common stock to the RTI Selling Shareholders

     Roadvision Technologies Inc. fiscal year end is March 31, and the Company has elected to change its fiscal year end to correspond to its operating company's year end.

        Accordingly, the Company will file a report on Form 10-QSB for the six and nine months ended September 30, 2005 and December 31, 2005, respectively, and an annual report on Form 10-KSB for the period ended March 31, 2006.


Section 9 - Financial Statements and Exhibits

Item 9.01       Financial Staements and Exhibits.

Exhibit
Number  Description

16.1 Letter from Smith & Company dated January 2, 2006 regarding change in certifying accountant.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              QUANTITATIVE METHODS CORPORATION


Dated:  January 2, 2006       By:  /s/  Pierre C. Miron
                                 Pierre C. Miron, President


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